Exhibit 99.2

Wei Zhang
Corporate Secretary / VP of Investor Relation China Yida Holding Co.
20955 Pathfinder Rd., Suite 200-2
Diamond Bar, CA 91765
November 05, 2011

Dear Mr. Minhua Chen,

It is my sincere regret to submit my resignation from China Yida Holding Inc. effective on December 31, 2011.

Thank you for your understanding of my decision to leave the company, and has provided me with such excellent opportunities and all your support over the years. I wish you all the best for your continued success.

Sincerely,

/s/  Wei Zhang
Wei Zhang